UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive, East Tower, Suite 800E Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2026, CECO Environmental Corp. (the “Company”), acting pursuant to authorization from its Board of Directors (the “Board”), notified the Nasdaq Global Select Market (“Nasdaq”) of its intention to voluntarily withdraw the primary listing of its common stock, par value $0.01 per share (the “Common Stock”), from Nasdaq and transfer the primary listing to the Texas Stock Exchange LLC (“TXSE”). The Company expects that trading of the Common Stock on Nasdaq as a primary listing will end at market close on October 16, 2026, and that trading on TXSE as a primary listing will begin at market open on October 19, 2026. The Common Stock has been approved for listing on TXSE, where it will continue to trade under the stock symbol “CECO.”

Item 7.01 Regulation FD.

The Company issued the news release attached hereto as Exhibit 99.1 in connection with the transfer of the primary listing of the Common Stock to TXSE.

The information contained in Item 7.01 of this Current Report on Form 8-K (the “Report”) and in Exhibit 99.1 to the Report shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1 104	CECO Environmental Corp. Press Release, issued October 2, 2026. Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026	CECO Environmental Corp.

	By:	/s/ Peter Johansson
Peter Johansson
Chief Financial Officer